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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of CBR Brewing Company, Inc. on Form S-8 of our report dated March 31, 1999, appearing in the Annual Report on Form 10-K of CBR Brewing Company, Inc. for the year ended December 31, 1998.

/s/ Deloitte Touche Tohmatsu
Hong Kong
April 13, 1999